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                                                                     EXHIBIT 4.6


                                PLEDGE AGREEMENT
                                ----------------


         PLEDGE AGREEMENT, dated as of April 17, 1997 (as amended, modified or supplemented from time to time, this "Agreement"), made by Consumers U.S., Inc. (the "Pledgor"), in favor of THE BANK OF NEW YORK, as Trustee for the benefit of the Noteholders referred to below (in such capacity, the "Pledgee").


                              W I T N E S S E T H :


         WHEREAS, Anchor Glass Container Corporation (the "Company") has duly authorized the issuance of its 11-1/4% First Mortgage Notes due 2005 (the "Initial Notes") and of its 11-1/4% First Mortgage Notes due 2005 to be issued in exchange for Initial Notes pursuant to the Indenture and the Registration Rights Agreement (the "Exchange Notes," and together with the Initial Notes, the "Notes"), in each case, in an aggregate principal amount of $150,000,000; and

         WHEREAS, the Company, the Pledgor (as a guarantor) and the Pledgee have entered into an Indenture, dated as of April 17, 1997 (as amended, modified or supplemented from time to time, the "Indenture"), providing for, inter alia, the authentication and delivery of the Notes to the Pledgee (in its capacity as Trustee under the Indenture); and

         WHEREAS, the Company, the Pledgor and the Initial Purchasers (as defined) have entered into a Purchase Agreement, dated as of April 10, 1997 (as amended, modified or supplemented from time to time, the "Purchase Agreement"), providing for the sale by the Company to the Initial Purchasers of the Notes; and

         WHEREAS, pursuant to the Indenture, the Pledgor has agreed to provide the Guarantee (as defined); and

         WHEREAS, it is a condition precedent to the Initial Purchaser's obligations under the Purchase Agreement that the Pledgor shall have executed and delivered to the Pledgee this Agreement; and

         WHEREAS, the Pledgor desires to execute this Agreement to satisfy the condition described in the preceding paragraph;

         NOW, THEREFORE, in consideration of the benefits accruing to the Pledgor, the receipt and sufficiency of which are hereby acknowledged, the Pledgor hereby makes the following representations and warranties to the Pledgee and hereby covenants and agrees with the Pledgee, in each case for the benefit of the Noteholders, as follows:
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         1. DEFINITIONS.

         1.1 Certain Definitions. Capitalized terms used but not defined herein shall have the meanings assigned in the Indenture. In addition to other terms defined elsewhere in this Pledge Agreement, the following words and terms shall have the following meanings, respectively, unless the context hereof clearly requires otherwise:

         "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including, without limitation, each class of Common Stock and Preferred Stock of such Person and (ii) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

         "Distributions" shall mean all stock dividends, liquidating dividends, shares of stock resulting from stock splits, reclassifications, warrants, options, non-cash dividends and other distributions (whether similar or dissimilar to the foregoing) on or with respect to any Pledged Securities, but shall not mean Dividends.

         "Dividends" shall mean cash dividends and cash distributions with respect to any Pledged Securities.

         "DTC" means The Depository Trust Company, a registered clearing agency.

         "DTC Shares" means those Pledged Securities, if any, consisting of securities held at DTC and maintained on the books and records of the Pledgor in the name of DTC or its nominee.

         "Guarantee" means the Pledgor's guarantee of the Notes provided pursuant to Article 11 of the Indenture.

         "Guaranteed Obligations" means (i) the due and punctual payment of the principal, premium, if any, interest (including post-petition interest in any proceeding under any Bankruptcy Law whether or not an allowed claim in such proceeding) on overdue principal, premium, if any, and interest, if lawful on any and all Notes, and (ii) all other monetary obligations payable by the Company under the Indenture and the Notes, when and as the same shall become due and payable, whether by acceleration thereof, call for redemption or otherwise (including amounts that would become due and payable but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code), in accordance with the terms of any such Note or the Indenture.

         "Initial Purchasers" means BT Securities Corporation and TD Securities.

         "Noteholder" means the Person in whose name a Note is registered on the books of the Registrar.

         "Pledged Collateral" is defined in Section 2.1 hereof.


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         "Pledged Notes" shall mean all promissory notes issued from time to time to the Pledgor by the Company or any of the Company's Subsidiaries.

         "Pledged Securities" shall mean all Pledged Stock and Pledged Notes.

         "Pledged Stock" shall mean all shares of Capital Stock at any time owned by the Pledgor, in the Company or any Subsidiary of the Company, whether outstanding on the date hereof or issued thereafter.

         "Registration Rights Agreement" means the Registration Rights Agreement dated as of April 17, 1997 between the Company, the Pledgor and the Initial Purchasers.

         "Required Noteholders" means on any date, Noteholders holding at least 50% of the aggregate principal amount of Notes then outstanding.

         "Secured Obligations" is defined in Section 3.1 hereof.

         "Transaction Documents" means this Agreement, the Indenture, the Notes, the Purchase Agreement, the Registration Rights Agreement and the other Security Documents.

         "UCC" shall mean the Uniform Commercial Code as in effect from time to time in the State of New York.

         1.2 U.C.C. Definitions. Unless otherwise defined herein or the context otherwise requires, terms for which meanings are provided in the U.C.C. are used in this Agreement with such meanings.

         2. PLEDGE.

         2.1 Grant of Security Interest. To secure the prompt and complete payment and performance of the Guarantee and for the purposes set forth in
Section 3, the Pledgor hereby pledges, hypothecates, assigns, charges, mortgages, delivers and transfers to the Agent, and hereby grants to the Agent, a continuing lien on and security interest in, all of the following property (collectively, the "Pledged Collateral");

                  (a) all Pledged Securities issued from time to time and the certificates, in the case of certificated Pledged Securities, representing the Pledged Securities;

                  (b) all Dividends, Distributions, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Securities; and

                  (c) all other rights and privileges appurtenant to the property described in clauses (a) and (b) above (including, without limitation, voting rights); and

                  (d) all cash and noncash proceeds of any of the foregoing.


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         2.2 Delivery of Certificated Pledged Securities. Concurrently with the execution and delivery of this Pledge Agreement, the Pledgor has delivered to and deposited with the Pledgee in pledge the certificates representing the Pledged Securities set forth on Annex A and B hereto registered in the name of the Pledgor, duly endorsed in blank in the case of Pledged Notes, and accompanied by undated stock powers duly executed in blank by the Pledgor in the case of Pledged Stock. If the Pledgor shall hereafter acquire any other shares of Pledged Stock or any Pledged Notes hereafter outstanding, or any Distributions, whether by purchase or otherwise, the Pledgor agrees to accept the same as the Pledgee's agent and to hold the same in trust on behalf and for the benefit of the Pledgee and to deliver the same forthwith to the Pledgee in the exact form received, duly endorsed in blank in the case of Pledged Notes and accompanied by undated, stock powers duly executed in blank in the case of Pledged Stock, to be held by the Pledgee, subject to the terms hereof, as additional Pledged Collateral for the Secured Obligations.

         2.3 Delivery of Subsequently Acquired Pledged Securities. If the Pledgor shall acquire (by purchase, stock dividend, exercise of any Warrant or otherwise) any additional Pledged Securities at any time or from time to time after the date hereof, the Pledgor will (a) if such subsequently acquired Pledged Securities are certificated securities, deliver to and deposit with the Pledgee in pledge the certificates or instruments representing the Pledged Securities registered in the name of the Pledgor, duly endorsed in blank in the case of Pledged Notes and accompanied by undated stock powers duly executed in blank in the case of Pledged Stock, or such other instruments of transfer as are acceptable to the Pledgee, or (b) if such subsequently acquired Pledged Securities are uncertificated Pledged Securities, the Pledgor shall promptly notify the Pledgee thereof and comply with clauses (a) and (b) of Section 2.4 hereof, or (c) if such subsequently acquired Pledged Securities are DTC Shares, the Pledgor shall promptly comply with Section 2.5 hereof, and will promptly thereafter deliver to the Pledgee a certificate executed by a principal executive officer of the Pledgor describing such Pledged Securities and certifying that the same have been duly pledged with the Pledgee hereunder.

         2.4 Perfection of Uncertificated Securities. Notwithstanding anything to the contrary contained in Sections 3.1 and 3.2 hereof, if any Pledged Securities (whether now owned or hereafter acquired) are uncertificated securities (as defined in Section 8-102 of the UCC), the Pledgor shall promptly notify the Pledgee thereof, and shall promptly (a) supply the Pledgee with evidence satisfactory to the Pledgee that its security interest in such uncertificated securities has been perfected in accordance with Sections 8-313(1) and 8-321 of the UCC, and (b) if requested by the Pledgee, cause to be made appropriate entries on books maintained by or on behalf of the issuer for purposes of registering the pledge of such uncertificated securities to the Pledgee and restricting the transfer of such uncertificated securities without the Pledgee's consent.

         2.5 Perfection of DTC Shares. If any Pledged Securities are DTC Shares (whether certificated or uncertificated), the Pledgor shall promptly make an appropriate debit to an account maintained by or on behalf of the Pledgor with DTC and an appropriate credit to an account maintained by the Pledgee with the DTC.


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         3. SECURITY.

         3.1 Security. This Agreement is made by the Pledgor for the benefit of the Noteholders to secure:

                  (i) the Guaranteed Obligations and compliance by the Pledgor with the terms of each of the Transaction Documents to which it is a party;

                  (ii) any and all sums advanced by the Pledgee in order to preserve the Pledged Collateral or preserve its security interest in the Pledged Collateral;

                  (iii) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities referred to in clause (i) above, after an Event of Default shall have occurred and be continuing, the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing or realizing on the Pledged Collateral, or of any exercise by the Pledgee of its rights hereunder, together with reasonable attorneys' fees and court costs;

                  (iv) all amounts paid by any Indemnitee (as defined in Section 11 hereof) as to which such Indemnitee has the right to reimbursement under Section 11 of this Agreement; and

                  (v) all other obligations of the Pledgor hereunder;

the Guaranteed Obligations and all such liabilities, sums and expenses set forth in clauses (i) through (v) of this Section 3.1 being herein collectively called the "Secured Obligations".

         3.2 Continuing Security Interest. This Pledge Agreement shall create a continuing security interest in the Pledged Collateral and shall:

                  (a) remain in full force and effect until this Agreement and the Liens created hereunder are terminated or released pursuant to
         Section 17 hereof;

                  (b) be binding upon each of the Pledgor, its successors and assigns; and

                  (c) inure, together with the rights and remedies of the Pledgee hereunder, to the benefit of the Pledgee and each of its successors, transferees, and assigns.

         3.3 Security Interest Absolute. All rights of the Pledgee and the security interests granted to the Pledgee hereunder, and all obligations of the Pledgor hereunder, shall be absolute and unconditional, and shall not be impaired or affected by any of the following, whether or not the Pledgor shall have any notice or knowledge thereof (and the Pledgor hereby waives any notice of any of the following):

                  (a) any lack of validity or enforceability of the Indenture or any other Transaction Documents, or any other agreement or instrument relating thereto;


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                  (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment to, waiver of, consent to any departure from, or other action, inaction or indulgence in respect of the Indenture or any other Transaction Documents or any other agreement or instrument relating thereto, or any assignment or transfer thereof;

                  (c) any exchange, release or non-perfection or any collateral (including the Pledged Collateral), or any release of or amendment to or waiver of or consent to depart from any guaranty for all or any of the Secured Obligations;

                  (d) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of the Company; or

                  (e) any other circumstances which might otherwise constitute a defense available to, or a discharge of, a guarantor or a third party grantor of a lien or security interest.

         4. APPOINTMENT OF SUBAGENTS; ENDORSEMENTS, ETC. The Pledgee shall have the right to appoint one or more subagents for the purpose of retaining physical possession of the Pledged Securities, endorsed or assigned in blank or in favor of the Pledgee or any nominee or nominees of the Pledgee or a subagent appointed by the Pledgee. The Pledgee agrees to promptly notify the Pledgor after the appointment of any subagent; provided, however, that the failure to give such notice shall not affect the validity of such appointment.

         5. VOTING, ETC., WHILE NO EVENT OF DEFAULT. Unless and until (i) an Event of Default shall have occurred and be continuing and (ii) written notice thereof shall have been given by the Pledgee to the Pledgor (provided, that if an Event of Default specified in Section 6.01(vii) or 6.01(viii) of the Indenture shall occur, no such notice shall be required), the Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Securities and to give all consents, waivers or ratifications in respect thereof; provided, that no vote shall be cast or any consent, waiver or ratification given or any action taken which would violate any of the terms of this Agreement or any other Transaction Document, or which would have the effect of impairing the position or interests of the Pledgee in the Pledged Collateral. All such rights of the Pledgor to vote and to give consents, waivers and ratifications shall cease in case an Event of Default shall occur and be continuing, and Section 7 hereof shall become applicable.

         6. DIVIDENDS AND OTHER DISTRIBUTIONS. Unless an Event of Default shall have occurred and be continuing, all Dividends payable in respect of the Pledged Stock shall be paid to the Pledgor to the extent that the payment thereof is permitted by the Indenture; provided, that all Dividends payable in respect of the Pledged Stock which are (i) not permitted to be paid pursuant to the Indenture or (ii) determined by the Pledgee to represent in whole or in part an extraordinary, liquidating or other distribution in return of capital shall be paid, to the extent so determined to represent an extraordinary, liquidating or other distribution in return of capital, to the Pledgee and retained by it as part of the Pledged Collateral. The Pledgee shall also be entitled to receive directly, and to retain as part of the Pledged Collateral:


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                  (i) all other or additional stock or other securities or
         property (other than cash) paid or distributed by way of dividend or otherwise in respect of the Pledged Stock;

                  (ii) all other or additional stock or other securities or property (including cash) paid or distributed in respect of the Pledged Securities by way of stocksplit, spinoff, splitup, reclassification, combination of shares or similar rearrangement; and

                  (iii) all other or additional stock or other securities or property (including cash) which may be paid in respect of the Pledged Collateral by reason of any consolidation, merger, exchange of stock, conveyance of assets, liquidation or similar corporate reorganization;

         7. REMEDIES IN CASE OF EVENT OF DEFAULT. In case an Event of Default shall have occurred and be continuing, the Pledgee shall be entitled to exercise all of the rights, powers and remedies (whether vested in it by this Agreement or by any other Transaction Document or by law) for the protection and enforcement of its rights in respect of the Pledged Collateral, and the Pledgee shall be entitled, without limitation, to exercise the following rights, which the Pledgor hereby agrees to be commercially reasonable:

                  (i) to receive all amounts payable in respect of the Pledged Collateral payable to the Pledgor under Section 6 hereof;

                  (ii) to transfer all or any part of the Pledged Securities into the Pledgee's name or the name of its nominee or nominees (the Pledgee agrees to promptly notify the Pledgor after such transfer; provided, however, that the failure to give such notice shall not affect the validity of such transfer);

                  (iii) to accelerate any Pledged Note which may be accelerated in accordance with its terms, and take any other action to collect upon any Pledged Note (including, without limitation, to make any demand for payment thereon);

                  (iv) subject to the giving of written notice to the Pledgor in accordance with (and to the extent required by) clause (ii) of Section 5 hereof, to vote all or any part of the Pledged Stock (whether or not transferred into the name of the Pledgee) and give all consents, waivers and ratifications in respect of the Pledged Collateral and otherwise act with respect thereto as though it were the outright owner thereof (the Pledgor hereby irrevocably constituting and appointing the Pledgee the proxy and attorney-in-fact of the Pledgor, with full power of substitution to do so, such appointment being coupled with an interest); and

                  (v) at any time or from time to time to sell, assign and deliver, or grant options to purchase, all or any part of the Pledged Collateral, or any interest therein, at any public or private sale, without demand of performance, advertisement or notice of intention to sell or of the time or place of sale or adjournment thereof or to redeem or


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         otherwise (all of which are hereby waived by the Pledgor), for cash, on credit or for other property, for immediate or future delivery without any assumption of credit risk, and for such price or prices and on such terms as the Pledgee in its absolute discretion may determine;
         provided, that at least 10 days' notice of the time and place of any such sale shall be given to the Pledgor. The Pledgor acknowledges that such notice constitutes reasonable notification under the UCC. The Pledgor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Pledged Collateral, whether before or after sale hereunder, and all rights, if any, of marshaling the Pledged Collateral and any other security for the Secured Obligations or otherwise. At any such sale, unless prohibited by applicable law, the Pledgee or any other Noteholder may bid for and purchase all or any part of the Pledged Collateral so sold free from any such right or equity of redemption. The Pledgee shall not be liable for failure to collect or realize upon any or all of the Pledged Collateral or for any delay in so doing nor shall any of them be under any obligation to take any action whatsoever with regard thereto.

         Without limitation on the foregoing, upon the occurrence of an Event of Default, the Pledgee shall have all the rights and remedies of a secured party under the UCC.

         8. REMEDIES, ETC., CUMULATIVE. Each right, power and remedy of the Pledgee provided for in this Agreement or any other Transaction Document or now or hereafter existing at law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy. The exercise or beginning of the exercise by the Pledgee or any Noteholder of any one or more of the rights, powers or remedies provided for in this Agreement or any other Transaction Document or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Pledgee or any Noteholder of all such other rights, powers or remedies, and no failure or delay on the part of the Pledgee or any Noteholder to exercise any such right, power or remedy shall operate as a waiver thereof. No notice to or demand on the Pledgor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Pledgee or any Noteholder to any other or further action in any circumstances without notice or demand. This Agreement may be enforced only by the action of the Pledgee, in each case acting in accordance with the terms of the Indenture, and no Noteholder shall have any right individually to seek to enforce or to enforce this Agreement or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Pledgee, as the case may be, for the benefit of the Noteholders upon the terms of this Agreement.

         9. APPLICATION OF PROCEEDS. All moneys collected by the Pledgee upon any sale or other disposition of the Pledged Collateral, together with all other moneys received by the Pledgee hereunder, shall be applied in accordance with the terms of the Indenture.

         10. PURCHASERS OF PLEDGED COLLATERAL. Upon any sale of the Pledged Collateral by the Pledgee hereunder (whether by virtue of the power of sale herein


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granted, pursuant to judicial process or otherwise), the receipt of the
Pledgee or the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Pledged Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Pledgee or such officer or be answerable in any way for the misapplication or nonapplication thereof.

         11. INDEMNITY. The Pledgor agrees (i) to indemnify, pay and hold harmless the Pledgee, each Initial Purchaser and their respective officers, directors, employees, agents, representatives and affiliates (each an "Indemnitee") from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated as a party thereto) which may be suffered by, imposed on, incurred by or asserted against that Indemnitee, in any manner resulting from, connected to, in respect of, relating to or arising out of this Agreement (the "Indemnified Liabilities"), provided that the Pledgor shall have no obligation to an Indemnitee hereunder with respect to Indemnified Liabilities to the extent (1) such liabilities are finally judicially determined to have resulted from (x) the gross negligence or willful misconduct of that Indemnitee or (y) the failure of such Indemnitee to perform material obligations under this Agreement or (z) such Indemnitee's violation of law, or (2) arising from (x) legal proceedings commenced against the Pledgee or any Initial Purchaser by any security holder or creditor thereof arising out of and based upon rights afforded any such security holder or creditor in its capacity as such or (y) legal proceedings commenced against the Pledgee or any Initial Purchaser by any other Initial Purchaser or commenced by the Pledgee against any Initial Purchaser, in the case of each of
(x) and (y), to the extent that such liabilities would not be Indemnified Liabilities in respect of such Indemnitee. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Pledgor shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them.

         12. FURTHER ASSURANCES; POWER OF ATTORNEY. (a) The Pledgor agrees that it will join with the Pledgee in executing and, at the Pledgor's own expense, file and refile under the applicable UCC (including, without limitation, Revised
Article 8 of the UCC) in any jurisdiction such financing statements, continuation statements and other documents in such offices as the Pledgee may deem necessary or appropriate and wherever required or permitted by law in order to perfect, preserve or otherwise protect the Pledgee's security interest in the Pledged Collateral and hereby authorizes the Pledgee to file financing statements and amendments thereto relative to all or any part of the Pledged Collateral without the signature of the Pledgor where permitted by law, and agrees to do such further acts and things and to execute and deliver to the Pledgee such additional conveyances, assignments, agreements and instruments as the Pledgee may reasonably require or deem advisable to carry into effect the purposes of this Agreement or to further assure and confirm unto the Pledgee its rights, powers and remedies hereunder.


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
         (b) The Pledgor hereby appoints the Pledgee the Pledgor's attorney-in-fact (which appointment is irrevocable and coupled with an interest), with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time after the occurrence and during the continuance of an Event of Default, in the Pledgee's discretion to take any action and to execute any instrument which the Pledgee may reasonably deem necessary or advisable to accomplish the purposes of this Agreement.

         13. THE PLEDGEE. The Pledgee will hold in accordance with this Agreement all items of the Pledged Collateral at any time received under this Agreement. It is expressly understood and agreed that the obligations of the Pledgee as holder of the Pledged Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement and in the Indenture. The Pledgee shall act hereunder on the terms and conditions set forth herein and in the Indenture.

         14. TRANSFER BY PLEDGOR. The Pledgor will not sell or otherwise dispose of, grant any option with respect to, or mortgage, pledge, grant a Lien on or security interest in or otherwise encumber any of the Pledged Collateral owned by it or any interest therein except as otherwise permitted by the Indenture.

         15. REPRESENTATIONS, WARRANTIES AND COVENANTS OF PLEDGOR. The Pledgor represents, warrants and covenants as to itself that (i) on the date hereof (A) the Pledged Stock held by the Pledgor consists of the number and type of shares of (or Warrants to purchase shares of) the stock of the corporations as described in Annex A hereto; (B) such Pledged Stock constitutes that percentage of the issued and outstanding Capital Stock of (or, in the case of Warrants, the right to purchase that percentage of the issued and outstanding capital stock
of) the issuing corporation as is set forth in Annex A hereto; (C) the Pledged Notes held by the Pledgor consist of the promissory notes described in Annex B hereto; and (D) on the date hereof, the Pledgor owns no other Pledged Securities; (ii) it is the legal, record and beneficial owner of, and has good and marketable title to, all Pledged Securities pledged by it hereunder, subject to no pledge, lien, mortgage, hypothecation, security interest, charge, option or other encumbrance whatsoever, except the liens and security interests created by this Agreement; (iii) it has full power, authority and legal right to pledge all the Pledged Securities pledged by it pursuant to this Agreement; (iv) this Agreement has been duly authorized, executed and delivered by the Pledgor and constitutes a legal, valid and binding obligation of the Pledgor enforceable in accordance with its terms, except to the extent that the enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by equitable principles (regardless of whether enforcement is sought in equity or at law);
(v) except to the extent already obtained or made no consent of any other party (including, without limitation, any stockholder or creditor of the Pledgor or any of its Subsidiaries) and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required to be obtained by the Pledgor in connection with the execution, delivery or performance of this Agreement, or in connection with the exercise by the Pledgee of its rights and remedies pursuant to this Agreement, except as may be required in connection with the disposition of the Pledged Securities by laws affecting the offering and sale of securities


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generally; (vi) the execution, delivery and performance of this Agreement by the
Pledgor does not violate any provision of any applicable law or regulation or of any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, domestic or foreign, or of the certificate or articles of incorporation or bylaws of the Pledgor or any of its Subsidiaries or of any securities issued by the Pledgor or any of its Subsidiaries, or of any mortgage, indenture, lease, deed of trust, agreement, instrument or undertaking to which the Pledgor or any of its Subsidiaries is a party or which purports to be binding upon the Pledgor or any of its Subsidiaries or upon any of their respective assets and will not result in the creation or imposition (or the obligation to create or impose) of any lien or encumbrance on any of the assets of the Pledgor or any of its Subsidiaries except as contemplated by this Agreement; (vii) all the shares of the Pledged Stock have been duly and validly issued, are fully paid and nonassessable and are subject to no options to purchase or similar rights; (viii) each of the Pledged Notes constitutes, or when executed by the obligor thereof will constitute, the legal, valid and binding obligation of such obligor, enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by equitable principles (regardless of whether enforcement is sought in equity or at law); and (ix) the pledge and assignment of the Pledged Securities pursuant to this Agreement, together with (A) with respect to certificated Pledged Securities, the delivery of the Pledged Securities pursuant to this Agreement (which delivery has been made), (B) with respect to DTC Shares, the making of an appropriate debit to an account maintained by or on behalf of the Pledgor with DTC and the making of an appropriate credit to an account maintained by the Pledgee with DTC, and (C) with respect to uncertificated Pledged Securities, the Pledgor's compliance with
Section 2.4 hereof, creates a valid and perfected first security interest in such Pledged Securities and the proceeds thereof subject to no prior lien or encumbrance or to any agreement purporting to grant to any third party a lien or encumbrance on the property or assets of the Pledgor which would include the Pledged Securities (other than as set forth above). The Pledgor covenants and agrees that it will defend the Pledgee's right, title and security interest in and to the Pledged Securities and the proceeds thereof against the claims and demands of all persons whomsoever; and the Pledgor covenants and agrees that it will have like title to and right to pledge any other property at any time hereafter pledged to the Pledgee as Pledged Collateral hereunder and will likewise defend the right thereto and security interest therein of the Pledgee.

         16. REGISTRATION, ETC. (a) If an Event of Default shall have occurred and be continuing and the Pledgor shall have received from the Pledgee a written request or requests that the Pledgor cause any registration, qualification or compliance under any Federal or state securities law or laws to be effected with respect to all or any part of the Pledged Stock, the Pledgor as soon as practicable and at its expense will use its best efforts to cause such registration to be effected (and be kept effective) and will use its best efforts to cause such qualification and compliance to be effected (and be kept effective) as may be so requested and as would permit or facilitate the sale and distribution of such Pledged Stock, including, without limitation, registration under the Securities Act of 1933 as then in effect (or any similar statute then in effect), appropriate qualifications under applicable blue sky or other state securities laws and appropriate compliance with any other government requirements; provided, that the Pledgee and each Noteholder shall furnish to the Pledgor such information regarding the Pledgee or such other Noteholder as the Pledgor may request in writing and as shall be required in connection with any such registration, qualification or compliance. The Pledgor will cause the Pledgee to be kept advised in writing as to the progress of each such registration, qualification or compliance and as to the completion thereof, will furnish to the Pledgee such number of prospectuses, offering circulars or other documents incident thereto as the Pledgee from time to time may reasonably request, and will indemnify the Pledgee and each Noteholder and all others participating in the distribution of the Pledged Stock against all claims, losses, damages and liabilities caused by any untrue statement (or alleged untrue statement) of a material fact contained therein (or in any related registration statement, notification or the like) or by any omission (or alleged omission) to state therein (or in any related registration statement, notification or the like) a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same may have been caused by an untrue statement or omission based upon information furnished in writing to the Pledgor by the Pledgee or such other Noteholder expressly for use therein.

         (b) If at any time when the Pledgee shall determine to exercise its right to sell all or any part of the Pledged Securities pursuant to Section 7 hereof, such Pledged Securities or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Securities Act of 1933, as then in effect, the Pledgee may, in its sole and absolute discretion, sell such Pledged Securities or part thereof by private sale in such manner and under such circumstances as the Pledgee may deem necessary or advisable in order that such sale may legally be effected without such registration. Without limiting the generality of the foregoing, in any such event the Pledgee, in its sole and absolute discretion: (i) may proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Pledged Securities or part thereof shall have been filed under such Securities Act; (ii) may approach and negotiate with a single possible purchaser to effect such sale; and (iii) may restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment, and not with a view to the distribution or sale of such Pledged Securities or any part thereof. In the event of any such sale, the Pledgee shall incur no responsibility or liability for selling all or any part of the Pledged Securities at a price which the Pledgee, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might be realized if the sale were deferred until after registration as aforesaid.

         17. TERMINATION, RELEASE. This Agreement and the Liens created hereunder shall terminate (provided that all indemnities set forth herein including, without limitation, in Section 11 hereof, shall survive any such termination) in accordance with the terms of the Indenture. In the event that any part of the Pledged Collateral is sold in connection with a sale permitted by the Indenture or is otherwise released in accordance with the terms of the Indenture, the Pledgee, at the request and expense of the Pledgor, will duly assign, transfer and deliver to the Pledgor (without recourse and without any representation or warranty) such of the Pledged Collateral as is then being (or has been) so sold or released and as may be in possession of the Pledgee and has not heretofore been released pursuant to this Agreement.

         18. NOTICES, ETC. All notices and other communications hereunder shall be in writing and shall be delivered or mailed by first class mail, postage prepaid, addressed:

         (a) if to the Pledgor, at:

         Consumers U.S. Inc.
         [ADDRESS]
         [ATTENTION]
         Telecopier No.:

         (b) if to the Pledgee, at:

         The Bank of New York
         101 Barclay Street, 21st Floor
         New York, New York  10286
         Attention:  Corporate Trust Trustee Administration
         Telecopier No.:  (212) 815-5915

or at such other address as shall have been furnished in writing by any Person described above to the party required to give notice hereunder.

         19. WAIVER; AMENDMENT. None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by the Pledgor directly affected thereby and the Pledgee (with the written consent of the Required Noteholders or all of the Noteholders to the extent required by the Indenture).

         20. MISCELLANEOUS. This Agreement shall be binding upon the successors and assigns of the Pledgor and shall inure to the benefit of the Pledgee and the Noteholders and their respective successors and assigns. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CHOICE OF LAW PRINCIPLES. The headings in this Agreement are for purposes of reference only and shall not limit or define the meaning hereof. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.

         21. RECOURSE. This Agreement is made with full recourse to the Pledgor and pursuant to and upon all the representations, warranties, covenants and agreements on the part of the Pledgor contained herein, in the other Transaction Documents and otherwise in writing in connection herewith or therewith.

         IN WITNESS WHEREOF, the Pledgor and the Pledgee have caused this Agreement to be executed by their duly elected officers duly authorized as of the date first above written.


                                     CONSUMERS U.S., INC., as Pledgor


                                     By /s/ M. William Lightner, Jr.
                                       -------------------------------
                                       Title: Vice President and
                                              Chief Financial Officer



                                     THE BANK OF NEW YORK,
                                       as Pledgee

                                     By /s/ Paul J. Schmalzel
                                       -------------------------------
                                       Title: Assistant Treasurer

                                                                         ANNEX A
                                                                          Page 1



                                                                     ANNEX A
                                                                        to
                                                                PLEDGE AGREEMENT
                                                                ----------------


                                 PLEDGED STOCKS
                                 --------------

         (A) 200,000 shares of Class B Common Stock, par value $0.10 per share;

         (B) 2,960,000 shares of Series B 8% Cumulative Convertible Preferred Stock, par value $0.01 per share.

                                                                         ANNEX C
                                                                          Page 1


                                                                      ANNEX B
                                                                        to
                                                                PLEDGE AGREEMENT
                                                                ----------------


                                  PLEDGED NOTES
                                  -------------


         (A)      None